UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2007

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.  Regulation FD

Item 7.01.  Regulation FD Disclosure.

The United States District Court for the District of Connecticut on October 19, 2007, granted preliminary approval of a settlement of a stockholder derivative lawsuit against certain of Host America’s past and present directors and officers and a significant Host investor.  The Federal Court also granted preliminary approval of a related class action. The suits, captioned Yorks v. Host America Corp., et al. (In re Host America Corp. Securities Litigation), Case No. 3:05-cv-01250 (VLB), arose out of allegations stemming from a press release issued by the Company on July 12, 2005.

The settlement resolves claims purportedly filed on behalf of Host America by certain Company stockholders alleging that the individual Host defendants engaged in actions in breach of fiduciary duties, abuse of control, gross negligence, mismanagement, breach of contract, and/or unjust enrichment, and that two of the Host defendants and a third party used confidential information to trade in Host securities. Upon final approval by the Court, the settlement will result in dismissal of all claims against all defendants with prejudice.  In exchange, Host’s Board of Directors has agreed to adopt and implement certain specified therapeutic corporate governance policies and procedures.  The agreement also provides for payment of $140,000 for the shareholder plaintiffs’ attorney fees and costs.

The Company and the other Host defendants have steadfastly maintained that the claims raised in the class action and derivative litigation are without merit, and have vigorously contested those claims. As part of the settlement, the settling defendants continue to deny any liability or wrongdoing.

The settlement remains subject to additional requirements, including notice to Host stockholders as of May 15, 2007, and final approval by the Federal Court. A hearing on final approval of the settlement is scheduled for January 28, 2008. There is no assurance that the Court will grant the requisite approval, or that the settlement will become final.

The information in this press release is a summary of the proposed settlement.  A Notice of Proposed Settlement of Derivative Action, Settlement Fairness Hearing and Right to Appear (“Notice of Proposed Settlement”), containing additional information about the settlement and the rights of Host stockholders, will be mailed by November 8, 2007.  In addition, the Notice of Proposed Settlement and a copy of the Stipulation and Agreement of Compromise, Settlement and Release in Derivative Action (“Stipulation”) will be posted on Host America’s website at www.hostamericacorp.com until the effective date of the Company’s name change on October 27, 2007, when the Stipulation and the Notice of Proposed Settlement will be posted on the Company’s new website at www.enerlume.com.  The Stipulation will also be posted on the website of plaintiffs’ counsel at www.federmanlaw.com.  The Stipulation and related documents are also available to the public at the Clerk’s Office, United States District Court for the District of Connecticut, Abraham Ribicoff Federal Building, 450 Main Street, Hartford, CT 06103.  The documents may be obtained on-line through the United States Court’s PACER System, http://pacer.psc.uscourts.gov.  The case caption is Yorks v. Host America Corp., et al. (In re Host America Corp. Securities Litigation), Case No. 3:05-cv-01250 (VLB)(District of Connecticut).

The class action and derivative action settlements in Federal Court do not cover a substantively identical derivative action and a separate direct suit by various investors, both

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pending in Connecticut state court.  The Company believes those suits lack merit and intends to vigorously defend against them.

The information in this Item 7.01 of Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 as amended, or otherwise subject to the liability of that section.  Furthermore, this information shall not be deemed incorporated by reference into the Company’s filings under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended except as set forth with respect thereto in any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: October 24, 2007	By: /s/ Michael C. Malota
Michael C. Malota
Chief Financial Officer

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